UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2007

TYCO ELECTRONICS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Second Floor, 96 Pitts Bay Road

Pembroke, HM 08, Bermuda
 (Address of principal executive offices, including Zip Code)

441-294-0607

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

Amendment of Bridge Loan Facility

On August 31, 2007, Tyco Electronics Group S.A., as borrower, Tyco Electronics Ltd., as guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent, entered into Amendment No. 2 to the 364-Day Senior Bridge Loan Agreement among the parties, dated as of April 25, 2007, and as previously amended on May 25, 2007.  Amendment No. 2 permits Tyco Electronics Group S.A., at its option, to extend the maturity date of the outstanding bridge loan to a date 364 days from the date on which the loan was previously scheduled to mature, which was April 23, 2008. We have $2.7 billion of indebtedness outstanding under tranche A of the bridge facility as of the date hereof. The tranche A commitment under the bridge facility is fully-drawn. The tranche B commitment previously drawn under the facility has been fully paid as of the date hereof and the commitment terminated.

The description of the amendment of the Bridge Loan Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1

Amendment No. 2 to 364-Day Senior Bridge Loan Agreement among Tyco Electronics Group S.A., Tyco Electronics Ltd., the lenders party thereto and Bank of America, N.A., as administrative agent, dated as of August 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYCO ELECTRONICS LTD.

By:	/s/ Terrence R. Curtin
Terrence R. Curtin Executive Vice President and Chief Financial Officer

Date: August 31, 2007